PRESS RELEASE	FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC. ®	OCTOBER 8, 2013
1450 BROADWAY, 24TH FLOOR
NEW YORK, NEW YORK 10018	CONTACT: DOUGLAS W. JAMISON

TEL. NO. (212) 582-0900

HARRIS & HARRIS GROUP, INC.

FOCUSES ON BIOLOGY+ IN NEW INVESTMENTS

Shareholders of Harris & Harris Group may be interested to read our latest letter to shareholders, which has been posted to our website at www.HHVC.com, describing our investment focus on BIOLOGY+. BIOLOGY+ is the investment portion of our four-part plan to realize, invest, partner and return over the next five years.

Harris & Harris Group builds transformative companies from disruptive science. Our investments will have two characteristics: 1) they will be early-stage, where our focus will be on founding, incubating and building transformative companies from disruptive science and 2) they will be focused on BIOLOGY+.

We define BIOLOGY+ as investments in interdisciplinary life science companies where biology innovation is intersecting with innovations in areas such as electronics, physics, materials science, chemistry, information technology, engineering and mathematics. We focus on this intersection because we believe interdisciplinary innovation will be required in order to address many of the life science challenges of the future.

More details on our BIOLOGY+ investment focus can be found in our letter to shareholders at http://ir.hhvc.com/letters.cfm.

Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com and on Facebook at www.facebook.com/harrisharrisvc.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including, but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references to the websites www.HHVC.com and www.Facebook.com have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Harris & Harris Group is not responsible for the contents of third party websites.